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                                                                EXHIBIT 10.17(b)


                                AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                    LIMITED LIABILITY COMPANY REGULATIONS OF

                      LYONDELL-CITGO REFINING COMPANY LTD.
                                (THE "COMPANY")


     Amendment No. 2 (the "Amendment") to the Amended and Restated Limited Liability Company Regulations (the "Regulations") of LYONDELL-CITGO Refining Company Ltd. (the "Company") is effective, August 28, 1995. All terms defined in the Regulations are used herein with the meanings provided in the Regulations.

     1. Section 9.3(A) of the Regulations is hereby amended to read hereafter in its entirety as follows:

     9.3  Approval of Budgets.

          (A) Each budget shall be approved by Owners Committee Action. The budgets for the Company's first fiscal year ending December 31, 1993 shall be approved by Owners committee Action effective as of the date of these Regulations. Prior to November 15 of each fiscal year, the CEO shall prepare and submit to the Owners Committee for approval each of the budgets for the ensuing fiscal year (and, as appropriate, for subsequent periods), and on or before December 1, the Owners Committee shall by Owners Committee Action approve, with such modifications as it considers appropriate, each such budget.

     2. Except as set forth above the Regulations remain unmodified, and, as amended above, the Regulations remain in full force and effect.